Exhibit 6.2

SOLICITATION/CONTRACT/ORDER FOR COMMERCIAL PRODUCTS AND COMMERCIAL SERVICES

NOTE: OFFEROR TO COMPLETE BLOCKS 12, 17, 23, 24, AND 30.

1. REQUISITION NUMBER

PAGE 1 OF

2. CONTRACT NUMBER

3. AWARD/EFFECTIVE DATE

4. ORDER NUMBER

5. SOLICITATION NUMBER

6. SOLICITATION ISSUE DATE

7. FOR SOLICITATION INFORMATION CALL:

a. NAME

b. TELEPHONE NUMBER *(No collect calls)*

8. OFFER DUE DATE/ LOCAL TIME

9. ISSUED BY CODE

10. THIS ACQUISITION IS ☐ UNRESTRICTED OR ☐ SET ASIDE: ______ % FOR:

☐ SMALL BUSINESS
☐ HUBZONE SMALL BUSINESS
☐ SERVICE-DISABLED VETERAN-OWNED SMALL BUSINESS (SDVOSB)
☐ WOMEN-OWNED SMALL BUSINESS (WOSB)
☐ ECONOMICALLY DISADVANTAGED WOMEN-OWNED SMALL BUSINESS (EDWOSB)
☐ 8(A)

NORTH AMERICAN INDUSTRY CLASSIFICATION STANDARD (NAICS):

SIZE STANDARD:

11. DELIVERY FOR FREE ON BOARD (FOB) DESTINATION UNLESS BLOCK IS MARKED

☐ SEE SCHEDULE

12. DISCOUNT TERMS

13a. ☐ THIS CONTRACT IS A RATED ORDER UNDER THE DEFENSE PRIORITIES AND ALLOCATIONS SYSTEM - DPAS (15 CFR 700)

13b. RATING

14. METHOD OF SOLICITATION

☐ REQUEST FOR QUOTE (RFQ) ☐ INVITATION FOR BID (IFB) ☐ REQUEST FOR PROPOSAL (RFP)

15. DELIVER TO CODE

16. ADMINISTERED BY CODE

17a. CONTRACTOR/ OFFEROR CODE FACILITY CODE

TELEPHONE NUMBER

18a. PAYMENT WILL BE MADE BY CODE

☐ 17b. CHECK IF REMITTANCE IS DIFFERENT AND PUT SUCH ADDRESS IN OFFER

18b. SUBMIT INVOICES TO ADDRESS SHOWN IN BLOCK 18a UNLESS BLOCK BELOW IS CHECKED ☐ SEE ADDENDUM

19. ITEM NUMBER	20. SCHEDULE OF SUPPLIES/SERVICES	21. QUANTITY	22. UNIT	23. UNIT PRICE	24. AMOUNT
	(Use Reverse and/or Attach Additional Sheets as Necessary)				

25. ACCOUNTING AND APPROPRIATION DATA

26. TOTAL AWARD AMOUNT *(For Government Use Only)*

☐ 27a. SOLICITATION INCORPORATES BY REFERENCE (FEDERAL ACQUISITION REGULATION) FAR 52.212-1, 52.212-4. FAR 52.212-3 AND 52.212-5 ARE ATTACHED. ADDENDA ☐ ARE ☐ ARE NOT ATTACHED

☐ 27b. CONTRACT/PURCHASE ORDER INCORPORATES BY REFERENCE FAR 52.212-4. FAR 52.212-5 IS ATTACHED. ADDENDA ☐ ARE ☐ ARE NOT ATTACHED

☐ 28. CONTRACTOR IS REQUIRED TO SIGN THIS DOCUMENT AND RETURN ______ COPIES TO ISSUING OFFICE. CONTRACTOR AGREES TO FURNISH AND DELIVER ALL ITEMS SET FORTH OR OTHERWISE IDENTIFIED ABOVE AND ON ANY ADDITIONAL SHEETS SUBJECT TO THE TERMS AND CONDITIONS SPECIFIED

☐ 29. AWARD OF CONTRACT: REFERENCE ______ OFFER DATED ______. YOUR OFFER ON SOLICITATION ______ (BLOCK 5), INCLUDING ANY ADDITIONS OR CHANGES WHICH ARE SET FORTH HEREIN, IS ACCEPTED AS TO ITEMS:

FA864923P1188

30a. SIGNATURE OF OFFEROR/CONTRACTOR		31a. UNITED STATES OF AMERICA (SIGNATURE OF CONTRACTING OFFICER)
30b. NAME AND TITLE OF SIGNER (Type or print)	30c. DATE SIGNED	31b. NAME OF CONTRACTING OFFICER (Type or print)	31c. DATE SIGNED

AUTHORIZED FOR LOCAL REPRODUCTION	STANDARD FORM 1449 (REV. 11/2021)
PREVIOUS EDITION IS NOT USABLE

Prescribed by GSA - FAR (48 CFR) 53.212

Solicitation/Contract Form

Topic No. X22D-OTCSO1 - STTR Phase II - Proposal F2-16309 - Application of Compaction, Artificial Intelligence and Video Compression Algorithms to Synthetic Aperture Radar Images

North American Industry Classification System (NAICS): 541715

FA864923P1188

Supplies or Services & Prices or Costs

Additional Information/Notes

Item	Supplies/Service	Quantity	Unit	Unit Price	Amount
0001	TASK: Finalize AF requirements for adaptation and prepare R&D plan. DELIVERABLE: Provide a set of specifications for the required datasets. A detailed R&D and test plan including tentative plans for SOSA testing. ACCEPTANCE CRITERIA: AF TPOC confirms acceptance of the submission. Technical Document Number (excludes Technical Manuals): Unit Priced Per Line Item Purchase Requisition Number: F4FBEQ3160A008 Purchase Requisition Line Item Number: 0001 Product Service Code: AC32 Pricing Arrangement: Firm Fixed Price CIN: F4FBEQ3160A0080000AA ACRN: AA	1	Lot	USD 120,987.00	Firm Price USD 120,987.00 Funded Amount USD 120,987.00
0002	TASK: Dataset and hardware platform confirmation. DELIVERABLE: Contractor will provide information on their dataset requirements and their planned hardware test platform. ACCEPTANCE CRITERIA: AF TPOC provides links to the target datasets and confirms acceptance of any additional test datasets and the hardware platform. Technical Document Number (excludes Technical Manuals): Unit Priced Per Line Item Purchase Requisition Number: F4FBEQ3160A008 Purchase Requisition Line Item Number: 0001 Product Service Code: AC32 Pricing Arrangement: Firm Fixed Price CIN: F4FBEQ3160A0080000AA ACRN: AA	1	Lot	USD 120,987.00	Firm Price USD 120,987.00 Funded Amount USD 120,987.00
0003	TASK: - Development kick off meeting DELIVERABLE: Contractor will deliver a detailed development plan including times for checkpoint discussions. The plan will include the potential to test on SOSA. ACCEPTANCE CRITERIA: The AF TPOC confirms acceptance of the plan. Technical Document Number (excludes Technical Manuals): Unit Priced Per Line Item Purchase Requisition Number: F4FBEQ3160A008 Purchase Requisition Line Item Number: 0001 Product Service Code: AC32 Pricing Arrangement: Firm Fixed Price CIN: F4FBEQ3160A0080000AA ACRN: AA	1	Lot	USD 120,987.00	Firm Price USD 120,987.00 Funded Amount USD 120,987.00

FA864923P1188

0004	TASK: - Determine HEVC baseline. DELIVERABLE: HEVC baseline with non-linear quantization scheme to reflect AF desired loss metric on magnitude compounding and hard phase loss. ACCEPTANCE CRITERIA: The AF TPOC confirms whether or not SOSA will be available for testing, and if so, the time frames and access requirements Technical Document Number (excludes Technical Manuals): Unit Priced Per Line Item Purchase Requisition Number: F4FBEQ3160A008 Purchase Requisition Line Item Number: 0001 Product Service Code: AC32 Pricing Arrangement: Firm Fixed Price CIN: F4FBEQ3160A0080000AA ACRN: AA	1	Lot	USD 120,987.00	Firm Price USD 120,987.00 Funded Amount USD 120,987.00
0005	********Submit updated SBIR/STTR Lifecycle Certification - see Special Contract Requirements (6. Certifications After Award) ******* TASK: - Identification of telemetry data. DELIVERABLE: Mechanism to identify and separate images from telemetry data for testing. ACCEPTANCE CRITERIA: The AF confirms receipt of the information. Technical Document Number (excludes Technical Manuals): Unit Priced Per Line Item Purchase Requisition Number: F4FBEQ3160A008 Purchase Requisition Line Item Number: 0001 Product Service Code: AC32 Pricing Arrangement: Firm Fixed Price CIN: F4FBEQ3160A0080000AA ACRN: AA	1	Lot	USD 120,987.00	Firm Price USD 120,987.00 Funded Amount USD 120,987.00
0006	TASK: Learning and band recovery. DELIVERABLE: Joint Frequency and Pixel domain learning for I /Q band recovery from HEVC baseline, achieving 0.5~1.0dB gains ACCEPTANCE CRITERIA: The AF confirms receipt of the information. Technical Document Number (excludes Technical Manuals): Unit Priced Per Line Item Purchase Requisition Number: F4FBEQ3160A008 Purchase Requisition Line Item Number: 0001 Product Service Code: AC32 Pricing Arrangement: Firm Fixed Price CIN: F4FBEQ3160A0080000AA ACRN: AA	1	Lot	USD 120,987.00	Firm Price USD 120,987.00 Funded Amount USD 120,987.00
	TASK: Achieving additional performance and clarity. DELIVERABLE: Cross Polarization Scheme Prediction and Learning, achieving additional gains of 1.0~1.2dB for HH, HV, VH, VV joint coding.

FA864923P1188

0007	ACCEPTANCE CRITERIA: The AF confirms receipt of the information. Technical Document Number (excludes Technical Manuals): Unit Priced Per Line Item Purchase Requisition Number: F4FBEQ3160A008 Purchase Requisition Line Item Number: 0001 Product Service Code: AC32 Pricing Arrangement: Firm Fixed Price CIN: F4FBEQ3160A0080000AA ACRN: AA	1	Lot	USD 120,987.00	Firm Price USD 120,987.00 Funded Amount USD 120,987.00
0008	TASK: Optimization of vision losses. DELIVERABLE: Optimization of both image and telemetry flows including the data flow from NC to standard AB compaction. ACCEPTANCE CRITERIA: The AF confirms receipt of the information. Technical Document Number (excludes Technical Manuals): Unit Priced Per Line Item Purchase Requisition Number: F4FBEQ3160A008 Purchase Requisition Line Item Number: 0001 Product Service Code: AC32 Pricing Arrangement: Firm Fixed Price CIN: F4FBEQ3160A0080000AA ACRN: AA	1	Lot	USD 120,987.00	Firm Price USD 120,987.00 Funded Amount USD 120,987.00
0009	TASK: Overall system optimization and benchmarking. DELIVERABLE: Optimization of both image and telemetry flows including the data flow from NC to standard AB compaction. ACCEPTANCE CRITERIA: The AF confirms receipt of the information. Technical Document Number (excludes Technical Manuals): Unit Priced Per Line Item Purchase Requisition Number: F4FBEQ3160A008 Purchase Requisition Line Item Number: 0001 Product Service Code: AC32 Pricing Arrangement: Firm Fixed Price CIN: F4FBEQ3160A0080000AA ACRN: AA	1	Lot	USD 120,987.00	Firm Price USD 120,987.00 Funded Amount USD 120,987.00
0010	TASK: Final Report DELIVERABLE: Contractor will provide a detailed report including detailed measurements of the success metrics. ACCEPTANCE CRITERIA: The AF confirms receipt of the information. Technical Document Number (excludes Technical Manuals): Unit Priced Per Line Item Purchase Requisition Number: F4FBEQ3160A008 Purchase Requisition Line Item Number: 0001 Product Service Code: AC32 Pricing Arrangement: Firm Fixed Price	1	Lot	USD 120,987.00	Firm Price USD 120,987.00 Funded Amount USD 120,987.00

FA864923P1188

Description/Specifications/Statement of Work

The Contractor's DoD Small Business Innovation Research (SBIR) / Small Business Technology Transfer (STTR) Technical Proposal F2-16309 Work Plan is found in the Attachments of this contract. Nothing contained in the Contractor's technical proposal shall constitute waiver to any other requirement of this contract. The contract reporting requirements detailed herein supersede the Contractor's proposal. Reports shall not contain proprietary, export-controlled, or classified material unless previous coordination and approval has been provided in writing by the Government Contracting Officer.

The Principal Investigator for this effort is Mr. Charles Yeomans. Any requests to revise the Principal Investigator must be directed to the Air Force

Procurement Contracting Officer (PCO). The Contractor is not authorized to revise the Principal Investigator without written approval from the Air Force PCO.

Requirements

STTR Phase II - Proposal F2-16309 - Application of Compaction, Artificial Intelligence and Video Compression Algorithms to SAR Images

FA864923P1188

Packaging and Marking

FA864923P1188

Inspection and Acceptance

FAR Clauses Incorporated by Reference

Number	Title	Effective Date

52.246-4	Inspection of Services-Fixed-Price.	Aug 1996
52.246-9	Inspection of Research and Development (Short Form).	Apr 1984
52.246-16	Responsibility for Supplies.	Apr 1984

Overall Contract Inspection/Acceptance Locations

0001

Inspection and Acceptance Location

Both

Destination

Instructions: Open Topic SBIR/STTRs: Inspection and acceptance will be accomplished by the Technical Point of Contact (TPOC) with WAWF acceptance accomplished by the AFWERX personnel.

DoDAAC: FA8649

CountryCode: USA

FA8649 USAF SBIR STTR CONTRACTING

CP 937-999-1758, 711 E MONUMENT ST STE 209

DAYTON, OH 45402-1320

UNITED STATES

Open Topic SBIR/STTRs: AF Ventures Execution Team Email: P2@afwerx.af.mil

0002

Inspection and Acceptance Location

Both

Destination

Instructions: Open Topic SBIR/STTRs: Inspection and acceptance will be accomplished by the Technical Point of Contact (TPOC) with WAWF acceptance accomplished by the AFWERX personnel.

DoDAAC: FA8649

CountryCode: USA

FA8649 USAF SBIR STTR CONTRACTING

CP 937-999-1758, 711 E MONUMENT ST STE 209

DAYTON, OH 45402-1320

UNITED STATES

Open Topic SBIR/STTRs: AF Ventures Execution Team Email: P2@afwerx.af.mil

0003

Inspection and Acceptance Location

Both

Destination

Instructions: Open Topic SBIR/STTRs: Inspection and acceptance will be accomplished by the Technical Point of Contact (TPOC)

with WAWF acceptance accomplished by the AFWERX personnel.

DoDAAC: FA8649

CountryCode: USA

FA8649 USAF SBIR STTR CONTRACTING

CP 937-999-1758, 711 E MONUMENT ST STE 209

DAYTON, OH 45402-1320

UNITED STATES

Open Topic SBIR/STTRs: AF Ventures Execution Team Email: P2@afwerx.af.mil

FA864923P1188

0004

Inspection and Acceptance Location

Both

Destination

Instructions: Open Topic SBIR/STTRs: Inspection and acceptance will be accomplished by the Technical Point of Contact (TPOC)

with WAWF acceptance accomplished by the AFWERX personnel.

DoDAAC: FA8649

CountryCode: USA

FA8649 USAF SBIR STTR CONTRACTING

CP 937-999-1758, 711 E MONUMENT ST STE 209

DAYTON, OH 45402-1320

UNITED STATES

Open Topic SBIR/STTRs: AF Ventures Execution Team Email: P2@afwerx.af.mil

0005

Inspection and Acceptance Location

Both

Destination

Instructions: Open Topic SBIR/STTRs: Inspection and acceptance will be accomplished by the Technical Point of Contact (TPOC) with WAWF acceptance accomplished by the AFWERX personnel.

DoDAAC: FA8649

CountryCode: USA

FA8649 USAF SBIR STTR CONTRACTING

CP 937-999-1758, 711 E MONUMENT ST STE 209

DAYTON, OH 45402-1320

UNITED STATES

Open Topic SBIR/STTRs: AF Ventures Execution Team Email: P2@afwerx.af.mil

0006

Inspection and Acceptance Location

Both

Destination

Instructions: Open Topic SBIR/STTRs: Inspection and acceptance will be accomplished by the Technical Point of Contact (TPOC) with WAWF acceptance accomplished by the AFWERX personnel.

DoDAAC: FA8649

CountryCode: USA

FA8649 USAF SBIR STTR CONTRACTING

CP 937-999-1758, 711 E MONUMENT ST STE 209

DAYTON, OH 45402-1320

UNITED STATES

Open Topic SBIR/STTRs: AF Ventures Execution Team

Email: P2@afwerx.af.mil

0007

Inspection and Acceptance Location

Both

Destination

Instructions: Open Topic SBIR/STTRs: Inspection and acceptance will be accomplished by the Technical Point of Contact (TPOC) with WAWF acceptance accomplished by the AFWERX personnel.

DoDAAC: FA8649

CountryCode: USA

FA8649 USAF SBIR STTR CONTRACTING

CP 937-999-1758, 711 E MONUMENT ST STE 209

DAYTON, OH 45402-1320

UNITED STATES

Open Topic SBIR/STTRs: AF Ventures Execution Team Email: P2@afwerx.af.mil

FA864923P1188

0008

Inspection and Acceptance Location

Both

Destination

Instructions: Open Topic SBIR/STTRs: Inspection and acceptance will be accomplished by the Technical Point of Contact (TPOC) with WAWF acceptance accomplished by the AFWERX personnel.

DoDAAC: FA8649

CountryCode: USA

FA8649 USAF SBIR STTR CONTRACTING

CP 937-999-1758, 711 E MONUMENT ST STE 209

DAYTON, OH 45402-1320

UNITED STATES

Open Topic SBIR/STTRs: AF Ventures Execution Team

Email: P2@afwerx.af.mil

0009

Inspection and Acceptance Location

Both

Destination

Instructions: Open Topic SBIR/STTRs: Inspection and acceptance will be accomplished by the Technical Point of Contact (TPOC) with WAWF acceptance accomplished by the AFWERX personnel.

DoDAAC: FA8649

CountryCode: USA

FA8649 USAF SBIR STTR CONTRACTING

CP 937-999-1758, 711 E MONUMENT ST STE 209

DAYTON, OH 45402-1320

UNITED STATES

Open Topic SBIR/STTRs: AF Ventures Execution Team Email: P2@afwerx.af.mil

0010

Inspection and Acceptance Location

Both

Destination

Instructions: Open Topic SBIR/STTRs: Inspection and acceptance will be accomplished by the Technical Point of Contact (TPOC) with WAWF acceptance accomplished by the AFWERX personnel.

DoDAAC: FA8649

CountryCode: USA

FA8649 USAF SBIR STTR CONTRACTING

CP 937-999-1758, 711 E MONUMENT ST STE 209

DAYTON, OH 45402-1320

UNITED STATES

Open Topic SBIR/STTRs: AF Ventures Execution Team Email: P2@afwerx.af.mil

Deliveries or Performance

(a)	Reports shall not contain proprietary, export controlled or classified material, unless previous coordination and approval has been obtained from the Contracting Officer. Deliver all data in accordance with the requirements of this contract and the following:

(b)	FINAL TECHNICAL REPORT

(1)	A final report is required at the completion of this award. The report must contain detail regarding the project objectives, work performed, results obtained, and estimates of technical feasibility. A completed SF 298, "Report Documentation Page," will be used as the report's first page. The Report Documentation Page may be prepared and printed from Defense Technical Information Center's (DTIC's) site at http://www.dtic.mil/dtic/submit /guidance_on_submitting_docs_to_dtic.html.

FA864923P1188

(2)	The final technical report shall be prepared in accordance with "Air Force Research Laboratory, American National Standard Institute/National Information Standards Organization (ANSI/NISO) Standard Z39.18-2005, Scientific and Technical Reports - Preparation, Presentation and Preservation Format Guideline" (including a Standard Form 298). This guideline is available on the NISO website: https://www.niso.org/publications /z39.18-2005-r2010 and an editable SF298 is available at https://www.acq.osd.mil/eie/afpmb/docs/dwfp/sf298.pdf. Additional information on final technical report preparation shall be provided by the AFVentures Program Managers and/or TPOC as required.

(3)	Submission. The final report shall be submitted by the delivery date indicated in the final Contract Line Item. The final report shall be submitted by the delivery date indicated in the final Contract Line Item. Include p2@afwerx.af.mil when submitting your final report to your TPOC. Companies shall not submit Final Reports directly to DTIC.

(4)	Upon receipt of the Draft Final Report, the Government will take no more than thirty (30) calendar days to review, edit and return to the Contractor for correction, if needed. Upon receipt of the written Government comments, the Contractor shall take no more than fifteen (15) calendar days to incorporate all required changes and resubmit the updated Final Report. Concurrent with, or subsequent to the delivery of the final updated technical report, the Contractor shall create a combination (invoice and receiving report) in WAWF in accordance with the clause at 252.232-7006, "Wide Area Workflow Payment Instructions." (Note: DO NOT attach the final report to WAWF documents.) Approval of the combination invoice and receiving report in WAWF constitutes acceptance of the final technical report.

(5)	Acceptance criteria shall be in accordance with the AFRL ANSI Format Guidelines. Reproduction and distribution control of this document is the responsibility of the procuring activity. Submission of the approved final technical report satisfies the DFARS 252.235-7011 requirement to submit final technical reports to DTIC.

(6)	SF 298 Form "Report Documentation Page" Preparation:
a.	For unclassified reports, complete Block 12 (Distribution/Availability Statement) of the SF 298, "Report Documentation Page," with the following statement: "Distribution authorized to U.S. Government only; Proprietary Information, (Date of Determination). Other requests for this document shall be referred to the Component SBIR/STTR Program Office." Note: Data developed under SBIR/STTR awards is subject to DFARS 252.2277018 or similar protection. DAF will review the awardee's Block 12 information and assign the final distribution statement.
b.	For additional distribution statement guidance, visit the DTIC site: http://www.dtic.mil/dtic/pdf/distribution_statements_and_reasons.pdf
c.	Block 14 (Abstract), "Report Documentation Page" must include as the first sentence, "Report developed under SBIR/STTR contract Topic No. X22D-OTCSO1- Application of Compaction, Artificial Intelligence and Video Compression Algorithms to Synthetic Aperture Radar Images. The abstract must identify the work's purpose and briefly describe that conducted, the findings/results, and potential applications. The abstract will be published by the DoD. Therefore, it shall not contain proprietary or classified data. Type "UU" in Block 17.

d.	Block 15 (Subject Terms) 298 must include the term "SBIR/STTR Report".

Delivery On Or Before

Delivery Date 21 Apr 2025

Contractor

Destination

FA864923P1188

Open Topic SBIR/STTRs: AF Ventures Execution Team Email: P2@afwerx.af.mil
0002	Delivery On Or Before Delivery Date 21 Aug 2023	1 Lot	Ship To DoDAAC: FA8649 CountryCode: USA FA8649 USAF SBIR STTR CONTRACTING CP 937-999-1758, 711 E MONUMENT ST STE 209 DAYTON, OH 45402-1320 UNITED STATES Open Topic SBIR/STTRs: AF Ventures Execution Team Email: P2@afwerx.af.mil
0003	Delivery On Or Before Delivery Date 21 Sep 2023	1 Lot	Ship To DoDAAC: FA8649 CountryCode: USA FA8649 USAF SBIR STTR CONTRACTING CP 937-999-1758, 711 E MONUMENT ST STE 209 DAYTON, OH 45402-1320 UNITED STATES Open Topic SBIR/STTRs: AF Ventures Execution Team Email: P2@afwerx.af.mil
0004	Delivery On Or Before Delivery Date 23 Oct 2023	1 Lot	Ship To DoDAAC: FA8649 CountryCode: USA FA8649 USAF SBIR STTR CONTRACTING CP 937-999-1758, 711 E MONUMENT ST STE 209 DAYTON, OH 45402-1320 UNITED STATES Open Topic SBIR/STTRs: AF Ventures Execution Team Email: P2@afwerx.af.mil
0005	Delivery On Or Before Delivery Date 22 Jan 2024	1 Lot	Ship To DoDAAC: FA8649 CountryCode: USA FA8649 USAF SBIR STTR CONTRACTING CP 937-999-1758, 711 E MONUMENT ST STE 209 DAYTON, OH 45402-1320 UNITED STATES Open Topic SBIR/STTRs: AF Ventures Execution Team Email: P2@afwerx.af.mil
0006	Delivery On Or Before Delivery Date 22 Jul 2024	1 Lot	Ship To DoDAAC: FA8649 CountryCode: USA FA8649 USAF SBIR STTR CONTRACTING CP 937-999-1758, 711 E MONUMENT ST STE 209 DAYTON, OH 45402-1320 UNITED STATES Open Topic SBIR/STTRs: AF Ventures Execution Team Email: P2@afwerx.af.mil
	Delivery On Or Before Delivery Date 23 Sep 2024	1 Lot	Ship To DoDAAC: FA8649

FA864923P1188

FAR Clauses Incorporated by Reference

Number	Title	Effective Date

52.242-15	Stop-Work Order.	Aug 1989
52.242-17	Government Delay of Work.	Apr 1984
52.247-34	F.o.b. Destination.	Nov 1991

FA864923P1188

Contract Administration Data

ACRN	LOA				Total Amount
AA	5723600 292 RLSB 66STTR 60024A 82100 65502F 503000 F03000 CSN:EST244				USD 1,209,870.00
	Line Item	**PR/MIPR - PR Line Item#**	**CIN**	**Amount**	
	CLIN 0001	F4FBEQ3160A008 - 0001	F4FBEQ3160A0080000AA	USD 120,987.00	
	CLIN 0002	F4FBEQ3160A008 - 0001	F4FBEQ3160A0080000AA	USD 120,987.00	
	CLIN 0003	F4FBEQ3160A008 - 0001	F4FBEQ3160A0080000AA	USD 120,987.00	
	CLIN 0004	F4FBEQ3160A008 - 0001	F4FBEQ3160A0080000AA	USD 120,987.00	
	CLIN 0005	F4FBEQ3160A008 - 0001	F4FBEQ3160A0080000AA	USD 120,987.00	
	CLIN 0006	F4FBEQ3160A008 - 0001	F4FBEQ3160A0080000AA	USD 120,987.00	
	CLIN 0007	F4FBEQ3160A008 - 0001	F4FBEQ3160A0080000AA	USD 120,987.00	
	CLIN 0008	F4FBEQ3160A008 - 0001	F4FBEQ3160A0080000AA	USD 120,987.00	
	CLIN 0009	F4FBEQ3160A008 - 0001	F4FBEQ3160A0080000AA	USD 120,987.00	
	CLIN 0010	F4FBEQ3160A008 - 0001	F4FBEQ3160A0080000AA	USD 120,987.00

DFARS Clauses Incorporated by Reference

Number	Title	Effective Date

252.204-7006	Billing Instructions.	Oct 2005
252.232-7003	Electronic Submission of Payment Requests and Receiving Reports.	Dec 2018

DFARS Clauses Incorporated by Full Text

252.232-7006 Wide Area WorkFlow Payment Instructions. Jan 2023

As prescribed in 232.7004(b), use the following clause:

WIDE AREA WORKFLOW PAYMENT INSTRUCTIONS (JAN 2023)

(a)	Definitions. As used in this clause-

"Department of Defense Activity Address Code (DoDAAC)" is a six position code that uniquely identifies a unit, activity, or organization.

"Document type" means the type of payment request or receiving report available for creation in Wide Area WorkFlow (WAWF).

"Local processing office (LPO)" is the office responsible for payment certification when payment certification is done external to the entitlement system.

"Payment request" and "receiving report" are defined in the clause at 252.232-7003, Electronic Submission of Payment Requests and Receiving Reports.

FA864923P1188

(b)	Electronic invoicing. The WAWF system provides the method to electronically process vendor payment requests and receiving reports, as authorized by Defense Federal Acquisition Regulation Supplement (DFARS) 252.232-7003, Electronic Submission of Payment Requests and Receiving Reports.

(c)	WAWF access. To access WAWF, the Contractor shall-

(1)	Have a designated electronic business point of contact in the System for Award Management at https://www.sam.gov; and

(2)	Be registered to use WAWF at https://wawf.eb.mil/ following the step-by-step procedures for self-registration available at this web site.

(d)	WAWF training. The Contractor should follow the training instructions of the WAWF Web-Based Training Course and use the Practice Training Site before submitting payment requests through WAWF. Both can be accessed by selecting the "Web Based Training" link on the WAWF home page at https://wawf.eb.mil/

(e)	WAWF methods of document submission. Document submissions may be via web entry, Electronic Data Interchange, or File Transfer Protocol.

(f)	WAWF payment instructions. The Contractor shall use the following information when submitting payment requests and receiving reports in WAWF for this contract or task or delivery order:

(1)	Document type. The Contractor shall submit payment requests using the following document type(s):

(i)	For cost-type line items, including labor-hour or time-and-materials, submit a cost voucher.

(ii)	For fixed price line items-

(A)	That require shipment of a deliverable, submit the invoice and receiving report specified by the Contracting Officer.

COMBO

(B)	For services that do not require shipment of a deliverable, submit either the Invoice 2in1, which meets the requirements for the invoice and receiving report, or the applicable invoice and receiving report, as specified by the Contracting Officer.

COMBO

(iii)	For customary progress payments based on costs incurred, submit a progress payment request.

(iv)	For performance based payments, submit a performance based payment request.

(v)	For commercial financing, submit a commercial financing request.

(2)	) Fast Pay requests are only permitted when Federal Acquisition Regulation (FAR) 52.213-1 is included in the contract.

[Note: The Contractor may use a WAWF "combo" document type to create some combinations of invoice and receiving report in one step.]

(3)	Document routing. The Contractor shall use the information in the Routing Data Table below only to fill in applicable fields in WAWF when creating payment requests and receiving reports in the system.

Routing Data Table*

Field Name in WAWF	Data to be entered in WAWF
Pay Official DoDAAC	F03000
Issue By DoDAAC	FA8649
Admin DoDAAC	FA8649

FA864923P1188

Inspect By DoDAAC	Use DoDAAC List in Inspection and Acceptance
Ship To Code	Use DoDAAC List in Inspection and Acceptance
Ship From Code	N/A
Mark For Code	N/A
Service Approver (DoDAAC)	N/A
Service Acceptor (DoDAAC)	Use DoDAAC List in Inspection and Acceptance
Accept at Other DoDAAC	N/A
LPO DoDAAC	N/A
DCAA Auditor DoDAAC	N/A
Other DoDAAC(s)	N/A

(4)	Payment request. The Contractor shall ensure a payment request includes documentation appropriate to the type of payment request in accordance with the payment clause, contract financing clause, or Federal Acquisition Regulation 52.216-7, Allowable Cost and Payment, as applicable.

(5)	Receiving report. The Contractor shall ensure a receiving report meets the requirements of DFARS Appendix F.

(g)	WAWF point of contact.

(1)	The Contractor may obtain clarification regarding invoicing in WAWF from the following contracting activity's WAWF point of contact.

(2)	Contact the WAWF helpdesk at 866-618-5988, if assistance is needed.

(End of clause)

FA864923P1188

Special Contract Requirements

1. SMALL BUSINESS INNOVATION RESEARCH (SBIR) OR SMALL BUSINESS TECHNOLOGY TRANSFER (STTR) PHASE I AND PHASE II CONTRACT REQUIREMENTS

The following requirements of the Department of Defense (DoD) solicitation for the Small Business Innovation Research (SBIR) or Small Business Technology Transfer (STTR) program are hereby incorporated into the contract:

(1)	Definition. "United States", as used in this requirement, means the fifty states, the territories and possessions of the Federal Government, the Commonwealth of Puerto Rico, the Republic of the Marshall Islands, the Federated States of Micronesia, the Republic of Palau and the District of Columbia.
(2)	SBIR/STTR Primary Employment. The primary employment of the Principal Investigator/Project Manager must be with the SBC (or the Research Institution - STTR only) at the time of award and during the conduct of the proposed project. Primary employment means that more than one-half of the Principal Investigator/Project Manager's employment time is spent in the employ of the SBC (or Research Institution - STTR only). This precludes full-time employment with another organization. Changes to the Principal Investigator/Program Manager requires prior approval in writing from the Contracting Officer.
(3)	Purchase of American-Made Equipment. It is the sense of Congress that an entity that is awarded a contract under the SBIR/STTR Program of a federal agency under Section 9 of the Small Business Act should, when purchasing any equipment or a product with funds provided through the contract, purchase only American-made equipment and products, to the extent possible in keeping with the overall purposes of that program.
(4)	SBIR Phase I and Phase II Performance Requirements for Research and Analytical Work.

(a)        For Phase I - a minimum of two-thirds of the research and/or analytical effort must be performed by the proposing Small Business Concern unless otherwise approved in writing by the Funding Agreement officer after consultation with the agency SBIR program manager/coordinator.

(b)        For Phase II - a minimum of one-half of the research and/or analytical effort must be performed by the proposing Small Business Concern unless otherwise approved in writing by the Funding Agreement officer after consultation with the agency SBIR program manager/coordinator.

(5) STTR Phase I and Phase II Performance Requirements for Research and Analytical Work.

(a)        For both Phase I and Phase II, not less than 40 percent of the R/R&D work must be performed by the Small Business Concern, and not less than 30 percent of the R/R&D work must be performed by a partnering Research Institution, as defined in this Program Solicitation.

(b)        The small business must negotiate a written agreement with the research institution allocating intellectual property rights and rights, if any, to carry out follow-on research, development, or commercialization. The small business must submit this signed agreement and certify with that submission that the agreement is satisfactory to the small business. Small businesses that fail to provide a signed agreement may forfeit their selection. (6) Location of the work. For both Phase I and Phase II, the R/R&D work must be performed in the United States. However, based on a rare and unique circumstance, the Air Force may approve a particular portion of the R/R&D work to be performed or obtained in a country outside of the United States, for example, if a supply or material or other item or project requirement is not available in the United States. The Funding Agreement officer must approve each such specific condition in writing.

2. ACKNOWLEDGEMENT OF SPONSORSHIP

(A)	The contractor agrees that in the release of information relating to this contract such release shall include a statement to the effect that the project or effort depicted was or is sponsored by AFWERX, a component of the Air Force Research Laboratory (AFRL).
(B)	For the purpose of this requirement, "information" includes but is not limited to material presented in news releases, articles, manuscripts, brochures, advertisements, still and motion pictures, speeches, presentations, meetings, conferences, symposia, etc.
(C)	Nothing in the foregoing shall affect compliance with the requirements of the clause (if applicable) of this contract entitled "Security Requirements".
(D)	The contractor further agrees to include this requirement in any subcontracts awarded as a result of this contract.

3. PACKAGING AND MARKING.

The Contractor shall comply with following packaging and marking requirements. Shipment(s) overseas or via Government Bill of Lading (GBL) shall comply with the below packaging and marking requirements and additional requirements specified in the Statement of Work (SOW).

(1) Hardware deliverables, if applicable, shall comply with the following Specification Commercial Packaging requirement:

(a) Items shall be packaged in accordance with established commercial practices. Individual shipments exceeding 150 pounds, 108 inches in length, or 130 inches in girth plus length shall be packaged on skidded crates or palletized to allow handling by forklift. (b) The exterior container shall be marked (readable from 24 inches): "NOT FOR OUTSIDE STORAGE."

(c) Preliminary Hazard List, as described in MIL-STD-822E, task 201, is required upon hardware delivery

(2) Software and report deliverables, if applicable, shall comply with the following Contractor Commercial Packaging requirement:

(a)	Items shall be packaged in accordance with the Contractor's commercial best practice to ensure undamaged arrival at destination. Individual shipments exceeding 150 pounds, 108 inches in length, or 130 inches in girth plus length shall be packaged on skidded crates or palletized to allow handling by forklift.
(b)	The exterior container shall be marked (readable from 24 inches): "NOT FOR OUTSIDE STORAGE."

4.	COMSEC MONITORING

All communications with DoD organizations are subject to Communications Security (COMSEC) review. Contractor personnel will be aware that telecommunications networks are continually subject to interception by unfriendly intelligence organizations. The DoD has authorized the military departments to conduct COMSEC monitoring and recording of telephone calls originating from or terminating at DoD organizations. Therefore civilian Contractor personnel are advised that any time they place a call to or receive a call from a USAF organization they are subject to COMSEC procedures. The Contractor will assume the responsibility for ensuring wide and frequent dissemination of the above information to all employees dealing with official DoD information.

FA864923P1188

5.	IMPLEMENTATION OF PATENT RIGHTS CLAUSE

(A)	Interim or final Invention Reports (1) listing subject invention(s) and stating that all subject inventions have been disclosed, or (2) stating that there are no such inventions, shall be sent to AFRL.RGK.PatentsWorkflow@us.af.mil, with a courtesy copy to the identified Air Force Technical Point of Contact (TPOC) within the timeframes specified in the Patent Rights clause of this contract. Please include in the subject line of the e-mail the contract number followed by the words "Invention Reporting." Contractors are highly encouraged to use DD Form 882, Report of Invention and Subcontracts to submit these reports. The DD Form 882 may also be used for the notification of an award of any subcontract(s) for experimental, developmental or research work which contain a "Patent Rights" clause.

(B)        All other notifications (e.g., disclosure of each subject invention to the Contracting Officer within 2 months after the inventor discloses it) shall also be sent to the e-mail address in paragraph (A).

(C)        This requirement also constitutes the request for the following information for any subject invention for which the contractor has retained ownership, (1) the filing date, (2) serial number and title, (3) a copy of the patent application and (4) patent number and issue date. Submittal shall be to the Patent Administrator e-mail address listed above.

6. CERTIFICATIONS AFTER AWARD

In accordance with 13 CFR 121.705(a), a SBIR/STTR Phase I and II awardee must certify it meets the eligibility requirements set forth in 13 CFR 121.702. The SBA SBIR/STTR Policy Directive, dated 1 OCT 2020 specifically requires certification of the firm's size, ownership, and other requirements of the SBIR/STTR Program. All small business concerns are required to submit certifications at the time of award, which are contained in the small business concern's proposal to the Air Force. Additionally, small business concerns are required to recertify at other times during contract performance, as described below.

(1)        PHASE I: SBA SBIR/STTR Policy Directive, Section 8(j)(1), requires certification of compliance with the SBIR/STTR program requirements at the time of final payment or disbursement. Thus, a new certification shall be completed, signed, and submitted with the draft final report. Submit this certification to the Government TPOC (p1@afwerx.af.mil), with a copy to sbrk.sprints@us.af.mil.

(2)        PHASE II: SBA SBIR/STTR Policy Directive, Section 8(j)(2), requires certification of compliance with the SBIR/STTR program requirements prior to receiving more than 50% of the total award amount and prior to final payment or disbursement. Thus, a new certification shall be completed, signed, and submitted with the milestone report that would place the contract at 50% funding and with the draft final report. See CLIN instructions for additional information regarding submission of Lifecycle Certifications. Submit certifications to the Government TPOC, with a copy to p2@afwerx.af. mil and sbrk.sprints@us.af.mil.

(3)        Additionally, SBA SBIR/STTR Policy Directive, Section 8(j)(3), permits the Air Force to request certifications at other points during the life cycle of both Phase I and Phase II contracts, to include at the time of each payment or disbursement.

7. REGARDING ACCESS TO AIR FORCE FACILITIES AND GOVERNMENT INFORMATION TECHNOLOGY NETWORKS

(A)       Contractor employees requiring access to USAF bases, AFRL facilities, and/or access to U.S. Government Information Technology (IT) networks in connection with the work on this contract must be U.S. citizens. For the purpose of base and network access, possession of a permanent resident card ("Green Card") does not equate to U.S. citizenship. This requirement does not apply to foreign nationals approved by the U.S. Department of Defense or U.S. State Department under international personnel exchange agreements with foreign governments. Any waivers to this requirement must be granted in writing by the Contracting Officer prior to providing access. The above requirements are in addition to any other contract requirements related to obtaining a Common Access Card (CAC).

(B)        For purposes of paragraph (A) above, if an IT network/system does not require AFRL to endorse a contractor's application to said network/system in order to gain access, the organization operating the IT network/system is responsible for controlling access to its system. If an IT network/system requires an U.S. Government sponsor to endorse the application in order for access to the IT network/system; AFRL will only endorse the following types of applications; consistent with the requirements above:

(1)	Contractor employees who are U.S. citizens performing work under this contract.
(2)	Contractor employees who are non-U.S. citizens and who have been granted a waiver.
(3)	Any additional access restrictions established by the IT network/system owner apply.

8.	REGARDING EXPORT CONTROL

The items to be delivered under this contract are being developed for both civil and military applications (reference ITAR, 22 CFR Part 121, Category XI (Military Electronics), Note 1 to Paragraph (a)(7) - sub reference (c). As stated in DFARS 252.225-7048, the Contractor's responsibility to comply with all applicable laws and regulations regarding export-controlled items exists independent of, and is not or limited by, the information provided by this requirement.

9.	SAFETY COMPLIANCE

If AFRL owned equipment is used and/or AFRL personnel are exposed to risk during testing and/or AFRL facilities are used for testing, the contractor must provide a test plan that shall be reviewed and approved through AFRL's test management process IAW AFRL Supplement to AFI 91202. This will include a Safety Review Board (SRB). Failure to comply with these procedures may result in termination of the contract.

10.	IMPLEMENTATION OF DISCLOSURE OF INFORMATION

To comply with DFARS 252.204-7000, Disclosure of Information, the Contractor should submit two copies of the information to be released to the Air Force TPOC, p2@afwerx.af.mil and Contracting Officer at least 10 days prior to the scheduled release date. The TPOC/AFVentures will follow the same review process as for in-house authors and will provide the Public Affairs (PA) clearance number and date cleared (or denial reason) to the Contractor upon completion of Security and Policy Review (S&PR).

FA864923P1188

Contract Clauses

FAR Clauses Incorporated by Reference

Number	Title	Effective Date
52.202-1	Definitions.	Jun 2020
52.203-3	Gratuities.	Apr 1984
52.203-12	Limitation on Payments to Influence Certain Federal Transactions.	Jun 2020
52.203-17	Contractor Employee Whistleblower Rights and Requirement To Inform Employees of Whistleblower Rights.	Jun 2020
52.204-4	Printed or Copied Double-Sided on Postconsumer Fiber Content Paper.	May 2011
52.204-13	System for Award Management Maintenance.	Oct 2018
52.204-18	Commercial and Government Entity Code Maintenance.	Aug 2020
52.204-19	Incorporation by Reference of Representations and Certifications.	Dec 2014
52.204-21	Basic Safeguarding of Covered Contractor Information Systems.	Nov 2021
52.212-4	Contract Terms and Conditions-Commercial Products and Commercial Services.	Dec 2022
52.223-6	Drug-Free Workplace.	May 2001
52.227-1 Alternate I	Authorization and Consent. (Alternate I)	Apr 1984
52.227-2	Notice and Assistance Regarding Patent and Copyright Infringement.	Jun 2020
52.227-11 Alternate II	Patent Rights-Ownership by the Contractor. (Alternate II)	Dec 2007
52.229-3	Federal, State, and Local Taxes.	Feb 2013
52.232-17	Interest.	May 2014
52.232-39	Unenforceability of Unauthorized Obligations.	Jun 2013
52.232-40	Providing Accelerated Payments to Small Business Subcontractors.	Mar 2023
52.233-1	Disputes.	May 2014
52.242-13	Bankruptcy.	Jul 1995
52.243-1 Alternate V	Changes-Fixed-Price. (Alternate V)	Apr 1984
52.253-1	Computer Generated Forms.	Jan 1991

DFARS Clauses Incorporated by Reference

Number	Title	Effective Date
252.203-7000	Requirements Relating to Compensation of Former DoD Officials.	Sep 2011
252.203-7002	Requirement to Inform Employees of Whistleblower Rights.	Dec 2022
252.204-7000	Disclosure of Information.	Oct 2016
252.204-7003	Control of Government Personnel Work Product.	Apr 1992
252.204-7012	Safeguarding Covered Defense Information and Cyber Incident Reporting.	Jan 2023
252.204-7015	Notice of Authorized Disclosure of Information for Litigation Support.	Jan 2023
252.204-7018	Prohibition on the Acquisition of Covered Defense Telecommunications Equipment or Services.	Jan 2023
252.204-7020	NIST SP 800-171 DoD Assessment Requirements.	Jan 2023
252.204-7022	Expediting Contract Closeout.	May 2021
252.209-7004	Subcontracting with Firms that are Owned or Controlled by the Government of a Country that is a State Sponsor of Terrorism.	May 2019
252.223-7008	Prohibition of Hexavalent Chromium.	Jan 2023
252.225-7001	Buy American and Balance of Payments Program.	Jan 2023
252.225-7002	Qualifying Country Sources as Subcontractors.	Mar 2022
252.225-7012	Preference for Certain Domestic Commodities.	Apr 2022
252.225-7048	Export-Controlled Items.	Jun 2013
252.225-7052	Restriction on the Acquisition of Certain Magnets, Tantalum, and Tungsten.	Jan 2023
252.225-7056	Prohibition Regarding Business Operations with the Maduro Regime.	Jan 2023
252.225-7972 Deviation 2020-O0015	Prohibition on the Procurement of Foreign-Made Unmanned Aircraft Systems.	May 2020
(DEVIATION 2020-O0015)
252.226-7001	Utilization of Indian Organizations, Indian-Owned Economic Enterprises, and Native Hawaiian Small Business Concerns.	Jan 2023
252.227-7016	Rights in Bid or Proposal Information.	Jan 2023
252.227-7019	Validation of Asserted Restrictions--Computer Software.	Jan 2023
252.227-7025	Limitations on the Use or Disclosure of Government-Furnished Information Marked With Restrictive Legends	Jan 2023
252.227-7030	Technical Data--Withholding of Payment.	Mar 2000
252.227-7037	Validation of Restrictive Markings on Technical Data.	Jan 2023
252.227-7039	Patents--Reporting of Subject Inventions.	Apr 1990
252.232-7010	Levies on Contract Payments.	Dec 2006
252.235-7011	Final Scientific or Technical Report.	Dec 2019
252.237-7010	Prohibition on Interrogation of Detainees by Contractor Personnel.	Jan 2023
252.243-7001	Pricing of Contract Modifications.	Dec 1991
252.243-7002	Requests for Equitable Adjustment.	Dec 2022
252.244-7000	Subcontracts for Commercial Products or Commercial Services.	Jan 2023

FA864923P1188

Supplemental Clauses Incorporated by Reference

Number	Title	Effective Date

5352.223-9000	Elimination of Use of Class I Ozone Depleting Substances (ODS).	Oct 2019 FAR Clauses Incorporated by Full Text

52.212-5 Contract Terms and Conditions Required To Implement Statutes or Executive Orders-Commercial Products and Commercial Services. Jun 2023

As prescribed in 12.301(b)(4), insert the following clause:

Contract Terms and Conditions Required To Implement Statutes or Executive Orders-Commercial Products and Commercial Services (Jun 2023)

(a) The Contractor shall comply with the following Federal Acquisition Regulation (FAR) clauses, which are incorporated in this contract by reference, to implement provisions of law or Executive orders applicable to acquisitions of commercial products and commercial services:

(1)	52.203-19, Prohibition on Requiring Certain Internal Confidentiality Agreements or Statements (Jan 2017) (section 743 of Division E, Title VII, of the Consolidated and Further Continuing Appropriations Act, 2015 (Pub. L. 113-235) and its successor provisions in subsequent appropriations acts (and as extended in continuing resolutions)).

(2)	52.204-23, Prohibition on Contracting for Hardware, Software, and Services Developed or Provided by Kaspersky Lab and Other Covered Entities (Nov 2021) (Section 1634 of Pub. L. 115-91).

(3)	52.204-25, Prohibition on Contracting for Certain Telecommunications and Video Surveillance Services or Equipment. (Nov 2021) (Section 889 (a)(1)(A) of Pub. L. 115-232).

(4)	52.209-10, Prohibition on Contracting with Inverted Domestic Corporations (Nov 2015).

(5)	52.232-40, Providing Accelerated Payments to Small Business Subcontractors (Mar 2023) (31 U.S.C. 3903 and 10 U.S.C. 3801).

(6)	52.233-3, Protest After Award (Aug 1996) (31 U.S.C. 3553).

(7)	52.233-4, Applicable Law for Breach of Contract Claim (Oct 2004) (Public Laws 108-77 and 108-78 ( 19 U.S.C. 3805 note)).

(b) The Contractor shall comply with the FAR clauses in this paragraph (b) that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial products and commercial services:

[Contracting Officer check as appropriate.]

☒  (1) 52.203-6, Restrictions on Subcontractor Sales to the Government (Jun 2020), with Alternate I (Nov 2021) (41 U.S.C. 4704 and 10 U.S.C. 4655).

☐  (2) 52.203-13, Contractor Code of Business Ethics and Conduct (Nov 2021) (41 U.S.C. 3509)).

☒  (3) 52.203-15, Whistleblower Protections under the American Recovery and Reinvestment Act of 2009 (Jun 2010) (Section 1553 of Pub. L. 1115). (Applies to contracts funded by the American Recovery and Reinvestment Act of 2009.)

☒  (4) 52.204-10, Reporting Executive Compensation and First-Tier Subcontract Awards (Jun 2020) (Pub. L. 109-282) ( 31 U.S.C. 6101 note).

☐  (5) [Reserved].

☐  (6) 52.204-14, Service Contract Reporting Requirements (Oct 2016) (Pub. L. 111-117, section 743 of Div. C).

FA864923P1188

☒ (7) 52.204-15, Service Contract Reporting Requirements for Indefinite-Delivery Contracts (Oct 2016) (Pub. L. 111-117, section 743 of Div. C).

☒ (8) 52.204-27, Prohibition on a ByteDance Covered Application (Jun 2023) (Section 102 of Division R of Pub. L. 117-328).

☒ (9) 52.209-6, Protecting the Government's Interest When Subcontracting with Contractors Debarred, Suspended, or Proposed for Debarment. (Nov 2021) (31 U.S.C. 6101 note).

☐ (10) 52.209-9, Updates of Publicly Available Information Regarding Responsibility Matters (Oct 2018) (41 U.S.C. 2313).

☐ (11) [Reserved].

☐ (12) 52.219-3, Notice of HUBZone Set-Aside or Sole-Source Award (Oct 2022) (15 U.S.C. 657a).

☐ (13) 52.219-4, Notice of Price Evaluation Preference for HUBZone Small Business Concerns (Oct 2022) (if the offeror elects to waive the preference, it shall so indicate in its offer) (15 U.S.C. 657a).

☐  (14) [Reserved] ☒ (15)

(i) 52.219-6, Notice of Total Small Business Set-Aside (Nov 2020) (15 U.S.C. 644).

☐  (ii) Alternate I (Mar 2020) of 52.219-6.

☐  (16)

(i)  52.219-7, Notice of Partial Small Business Set-Aside (Nov 2020) (15 U.S.C. 644).

☐  (ii) Alternate I (Mar 2020) of 52.219-7.

☒  (17) 52.219-8, Utilization of Small Business Concerns (Oct 2022) (15 U.S.C. 637(d)(2) and (3)).

☐  (18)

(i)  52.219-9, Small Business Subcontracting Plan (Oct 2022) (15 U.S.C. 637(d)(4)).

☐  (ii) Alternate I (Nov 2016) of 52.219-9.

☐  (iii) Alternate II (Nov 2016) of 52.219-9.

☐  (iv) Alternate III (Jun 2020) of 52.219-9.

☐  (v) Alternate IV (Sep 2021) of 52.219-9.

☐  (19)

(i)  52.219-13, Notice of Set-Aside of Orders (Mar 2020) (15 U.S.C. 644(r)).

☐ (ii) Alternate I (Mar 2020) of 52.219-13.

☒ (20) 52.219-14, Limitations on Subcontracting (Oct 2022) (15 U.S.C. 637s).

☐  (21) 52.219-16, Liquidated Damages-Subcontracting Plan (Sep 2021) (15 U.S.C. 637(d)(4)(F)(i)).

☐  (22) 52.219-27, Notice of Service-Disabled Veteran-Owned Small Business Set-Aside (Oct 2022) (15 U.S.C. 657f).

☐  (23)

(i)  52.219-28, Post Award Small Business Program Rerepresentation (Mar 2023)(15 U.S.C. 632(a)(2)).

☐  (ii) Alternate I (Mar 2020) of 52.219-28.

☐  (24) 52.219-29, Notice of Set-Aside for, or Sole-Source Award to, Economically Disadvantaged Women-Owned Small Business Concerns (Oct 2022) (15 U.S.C. 637(m)).

☐  (25) 52.219-30, Notice of Set-Aside for, or Sole-Source Award to, Women-Owned Small Business Concerns Eligible Under the Women-Owned Small Business Program (Oct 2022) (15 U.S.C. 637(m)).

☐  (26) 52.219-32, Orders Issued Directly Under Small Business Reserves (Mar 2020) (15 U.S.C. 644(r)).

☒  (27) 52.219-33, Nonmanufacturer Rule (Sep 2021) (15U.S.C. 637(a)(17)).

FA864923P1188

☒ (28) 52.222-3, Convict Labor (Jun 2003) (E.O.11755).

☒ (29) 52.222-19, Child Labor-Cooperation with Authorities and Remedies (Dec 2022) (E.O.13126).

☒ (30) 52.222-21, Prohibition of Segregated Facilities (Apr 2015).

☒ (31)

(i) 52.222-26, Equal Opportunity (Sep 2016) (E.O.11246).

☐ (ii) Alternate I (Feb 1999) of 52.222-26.

☒ (32)

(i) 52.222-35, Equal Opportunity for Veterans (Jun 2020) (38 U.S.C. 4212).

☐ (ii) Alternate I (Jul 2014) of 52.222-35.

☒ (33)

(i) 52.222-36, Equal Opportunity for Workers with Disabilities (Jun 2020) (29 U.S.C. 793).

☐ (ii) Alternate I (Jul 2014) of 52.222-36.

☒ (34) 52.222-37, Employment Reports on Veterans (Jun 2020) (38 U.S.C. 4212).

☒ (35) 52.222-40, Notification of Employee Rights Under the National Labor Relations Act (Dec 2010) (E.O. 13496).

☒ (36)

(i) 52.222-50, Combating Trafficking in Persons (Nov 2021) (22 U.S.C. chapter 78 and E.O. 13627).

☐ (ii) Alternate I (Mar 2015) of 52.222-50 (22 U.S.C. chapter 78 and E.O. 13627).

☒ (37) 52.222-54, Employment Eligibility Verification (May 2022) (Executive Order 12989). (Not applicable to the acquisition of commercially available off-the-shelf items or certain other types of commercial products or commercial services as prescribed in FAR 22.1803.)

☐ (38)

(i) 52.223-9, Estimate of Percentage of Recovered Material Content for EPA-Designated Items (May 2008) ( 42 U.S.C. 6962(c)(3)(A)(ii)). (Not applicable to the acquisition of commercially available off-the-shelf items.)

☐ (ii) Alternate I (May 2008) of 52.223-9 (42 U.S.C. 6962(i)(2)(C)). (Not applicable to the acquisition of commercially available off-the-shelf items.)

☐ (39) 52.223-11, Ozone-Depleting Substances and High Global Warming Potential Hydrofluorocarbons (Jun 2016) (E.O. 13693).

☐ (40) 52.223-12, Maintenance, Service, Repair, or Disposal of Refrigeration Equipment and Air Conditioners (Jun 2016) (E.O. 13693).

☐ (41)

(i) 52.223-13, Acquisition of EPEAT(r)-Registered Imaging Equipment (Jun 2014) (E.O.s 13423 and 13514).

☐ (ii) Alternate I (Oct 2015) of 52.223-13. ☐ (42)

(i) 52.223-14, Acquisition of EPEAT(r)-Registered Televisions (Jun 2014) (E.O.s 13423 and 13514).

☐ (ii) Alternate I (Jun2014) of 52.223-14.

☐ (43) 52.223-15, Energy Efficiency in Energy-Consuming Products (May 2020) (42 U.S.C. 8259b).

☐ (44)

(i) 52.223-16, Acquisition of EPEAT(r)-Registered Personal Computer Products (Oct 2015) (E.O.s 13423 and 13514).

☐ (ii) Alternate I (Jun 2014) of 52.223-16.

☒ (45) 52.223-18, Encouraging Contractor Policies to Ban Text Messaging While Driving (Jun 2020) (E.O. 13513).

☐ (46) 52.223-20, Aerosols (Jun 2016) (E.O. 13693).

FA864923P1188

☐ (47) 52.223-21, Foams (Jun2016) (E.O. 13693).

☐ (48)

(i) 52.224-3 Privacy Training (Jan 2017) (5 U.S.C. 552 a).

☐ (ii) Alternate I (Jan 2017) of 52.224-3.

☐ (49)

(i) 52.225-1, Buy American-Supplies (Oct 2022) (41 U.S.C. chapter 83).

☐ (ii) Alternate I (Oct 2022) of 52.225-1.

☐ (50)

(i) 52.225-3, Buy American-Free Trade Agreements-Israeli Trade Act (Dec 2022) (19 U.S.C. 3301 note, 19 U.S.C. 2112 note, 19 U.S.C. 3805 note, 19 U.S.C. 4001 note, 19 U.S.C. chapter 29 (sections 4501-4732), Public Law 103-182, 108-77, 108-78, 108-286, 108-302, 109-53, 109-169, 109-283, 110-138, 112-41, 112-42, and 112-43.

☐ (ii) Alternate I [Reserved].

☐ (iii) Alternate II (Dec 2022) of 52.225-3.

☐ (iv) Alternate III (Jan 2021) of 52.225-3.

☐ (v) Alternate IV (Oct 2022) of 52.225-3.

☐ (51) 52.225-5, Trade Agreements (Dec 2022) (19 U.S.C. 2501, et seq., 19 U.S.C. 3301 note).

☒ (52) 52.225-13, Restrictions on Certain Foreign Purchases (Feb 2021) (E.O.'s, proclamations, and statutes administered by the Office of Foreign Assets Control of the Department of the Treasury).

☐ (53) 52.225-26, Contractors Performing Private Security Functions Outside the United States (Oct 2016) (Section 862, as amended, of the National Defense Authorization Act for Fiscal Year 2008; 10 U.S.C. Subtitle A, Part V, Subpart G Note).

☐  (54) 52.226-4, Notice of Disaster or Emergency Area Set-Aside (Nov 2007) (42 U.S.C. 5150).

☐  (55) 52.226-5, Restrictions on Subcontracting Outside Disaster or Emergency Area (Nov2007) (42 U.S.C. 5150).

☐  (56) 52.229-12, Tax on Certain Foreign Procurements (Feb 2021).

☐  (57) 52.232-29, Terms for Financing of Purchases of Commercial Products and Commercial Services (Nov 2021) (41 U.S.C. 4505, 10 U.S.C. 3805).

☐  (58) 52.232-30, Installment Payments for Commercial Products and Commercial Services (Nov 2021) (41 U.S.C. 4505, 10 U.S.C. 3805).

☒  (59) 52.232-33, Payment by Electronic Funds Transfer-System for Award Management (Oct2018) (31 U.S.C. 3332).

☐  (60) 52.232-34, Payment by Electronic Funds Transfer-Other than System for Award Management (Jul 2013) (31 U.S.C. 3332).

☐  (61) 52.232-36, Payment by Third Party (May 2014) (31 U.S.C. 3332).

☐  (62) 52.239-1, Privacy or Security Safeguards (Aug 1996) (5 U.S.C. 552a).

☐  (63) 52.242-5, Payments to Small Business Subcontractors (Jan 2017) (15 U.S.C. 637(d)(13)).

☐  (64)

(i) 52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (Nov 2021) (46 U.S.C. 55305 and 10 U.S.C. 2631).

☐  (ii) Alternate I (Apr 2003) of 52.247-64.

☐  (iii) Alternate II (Nov 2021) of 52.247-64.

(c) The Contractor shall comply with the FAR clauses in this paragraph (c), applicable to commercial services, that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial products and commercial services:

[Contracting Officer check as appropriate.]

FA864923P1188

☐ (1) 52.222-41, Service Contract Labor Standards (Aug 2018) (41 U.S.C. chapter67).

☐ (2) 52.222-42, Statement of Equivalent Rates for Federal Hires (May 2014) (29 U.S.C. 206 and 41 U.S.C. chapter 67).

☐ (3) 52.222-43, Fair Labor Standards Act and Service Contract Labor Standards-Price Adjustment (Multiple Year and Option Contracts) (Aug 2018) (29 U.S.C. 206 and 41 U.S.C. chapter 67).

☐ (4) 52.222-44, Fair Labor Standards Act and Service Contract Labor Standards-Price Adjustment (May 2014) ( 29U.S.C.206 and 41 U.S. C. chapter 67).

☐ (5) 52.222-51, Exemption from Application of the Service Contract Labor Standards to Contracts for Maintenance, Calibration, or Repair of Certain Equipment-Requirements (May 2014) (41 U.S.C. chapter 67).

☐ (6) 52.222-53, Exemption from Application of the Service Contract Labor Standards to Contracts for Certain Services-Requirements (May 2014) (41 U.S.C. chapter 67).

☐ (7) 52.222-55, Minimum Wages for Contractor Workers Under Executive Order 14026 (Jan 2022).

☐ (8) 52.222-62, Paid Sick Leave Under Executive Order 13706 (Jan 2022) (E.O. 13706).

☐ (9) 52.226-6, Promoting Excess Food Donation to Nonprofit Organizations (Jun 2020) (42 U.S.C. 1792).

(d) Comptroller General Examination of Record. The Contractor shall comply with the provisions of this paragraph (d) if this contract was awarded using other than sealed bid, is in excess of the simplified acquisition threshold, as defined in FAR 2.101, on the date of award of this contract, and does not contain the clause at 52.215-2, Audit and Records-Negotiation.

(1)	The Comptroller General of the United States, or an authorized representative of the Comptroller General, shall have access to and right to examine any of the Contractor's directly pertinent records involving transactions related to this contract.

(2)	The Contractor shall make available at its offices at all reasonable times the records, materials, and other evidence for examination, audit, or reproduction, until 3 years after final payment under this contract or for any shorter period specified in FAR subpart 4.7, Contractor Records Retention, of the other clauses of this contract. If this contract is completely or partially terminated, the records relating to the work terminated shall be made available for 3 years after any resulting final termination settlement. Records relating to appeals under the disputes clause or to litigation or the settlement of claims arising under or relating to this contract shall be made available until such appeals, litigation, or claims are finally resolved.

(3)	As used in this clause, records include books, documents, accounting procedures and practices, and other data, regardless of type and regardless of form. This does not require the Contractor to create or maintain any record that the Contractor does not maintain in the ordinary course of business or pursuant to a provision of law.

(e)

(1) Notwithstanding the requirements of the clauses in paragraphs (a), (b), (c), and (d) of this clause, the Contractor is not required to flow down any FAR clause, other than those in this paragraph (e)(1), in a subcontract for commercial products or commercial services. Unless otherwise indicated below, the extent of the flow down shall be as required by the clause-

(i)	52.203-13, Contractor Code of Business Ethics and Conduct (Nov 2021) (41 U.S.C. 3509).

(ii)	52.203-19, Prohibition on Requiring Certain Internal Confidentiality Agreements or Statements (Jan 2017) (section 743 of Division E, Title VII, of the Consolidated and Further Continuing Appropriations Act, 2015 (Pub. L. 113-235) and its successor provisions in subsequent appropriations acts (and as extended in continuing resolutions)).

(iii)	52.204-23, Prohibition on Contracting for Hardware, Software, and Services Developed or Provided by Kaspersky Lab and Other Covered Entities (Nov 2021) (Section 1634 of Pub. L. 115-91).

(iv)	52.204-25, Prohibition on Contracting for Certain Telecommunications and Video Surveillance Services or Equipment. (Nov 2021) (Section 889 (a)(1)(A) of Pub. L. 115-232).

(v)	52.204-27, Prohibition on a ByteDance Covered Application (Jun 2023) (Section 102 of Division R of Pub. L. 117-328).

(vi)	52.219-8, Utilization of Small Business Concerns (Oct 2022) (15 U.S.C. 637(d)(2) and (3)), in all subcontracts that offer further subcontracting opportunities. If the subcontract (except subcontracts to small business concerns) exceeds the applicable threshold specified in FAR 19.702(a) on the date of subcontract award, the subcontractor must include 52.219-8 in lower tier subcontracts that offer subcontracting opportunities.

(vii)	52.222-21, Prohibition of Segregated Facilities (Apr 2015).

(viii)	52.222-26, Equal Opportunity (Sep 2015) (E.O.11246).

(ix)	52.222-35, Equal Opportunity for Veterans (Jun 2020) (38 U.S.C. 4212).

FA864923P1188

(x)	52.222-36, Equal Opportunity for Workers with Disabilities (Jun 2020) (29 U.S.C. 793).

(xi)	52.222-37, Employment Reports on Veterans (Jun 2020) (38 U.S.C. 4212).

(xii)	52.222-40, Notification of Employee Rights Under the National Labor Relations Act (Dec 2010) (E.O. 13496). Flow down required in accordance with paragraph (f) of FAR clause 52.222-40.

(xiii)	52.222-41, Service Contract Labor Standards (Aug 2018) (41 U.S.C. chapter 67).

(xiv)

(A)	52.222-50, Combating Trafficking in Persons (Nov 2021) (22 U.S.C. chapter 78 and E.O 13627).

(B)	Alternate I (Mar 2015) of 52.222-50 (22 U.S.C. chapter 78 and E.O. 13627).

(xv)	52.222-51, Exemption from Application of the Service Contract Labor Standards to Contracts for Maintenance, Calibration, or Repair of Certain Equipment-Requirements (May 2014) (41 U.S.C. chapter 67).

(xvi)	52.222-53, Exemption from Application of the Service Contract Labor Standards to Contracts for Certain Services-Requirements (May 2014) (41 U.S.C. chapter 67).

(xvii)	52.222-54, Employment Eligibility Verification (May 2022) (E.O. 12989).

(xviii)	52.222-55, Minimum Wages for Contractor Workers Under Executive Order 14026 (Jan 2022).

(xix)	52.222-62, Paid Sick Leave Under Executive Order 13706 (Jan 2022) (E.O. 13706).

(xx)

(A)	52.224-3, Privacy Training (Jan 2017) (5 U.S.C. 552a).

(B)	Alternate I (Jan 2017) of 52.224-3.

(xxi)	52.225-26, Contractors Performing Private Security Functions Outside the United States (Oct 2016) (Section 862, as amended, of the National Defense Authorization Act for Fiscal Year 2008; 10 U.S.C. Subtitle A, Part V, Subpart G Note).

(xxii)	52.226-6, Promoting Excess Food Donation to Nonprofit Organizations (Jun 2020) (42 U.S.C. 1792). Flow down required in accordance with paragraph (e) of FAR clause 52.226-6.

(xxiii)	52.232-40, Providing Accelerated Payments to Small Business Subcontractors (Mar 2023) (31 U.S.C. 3903 and 10 U.S.C. 3801). Flow down required in accordance with paragraph (c) of 52.232-40.

(xxiv)	52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (Nov 2021) (46 U.S.C. 55305 and 10 U.S.C. 2631). Flow down required in accordance with paragraph (d) of FAR clause 52.247-64.

(2) While not required, the Contractor may include in its subcontracts for commercial products and commercial services a minimal number of additional clauses necessary to satisfy its contractual obligations.

(End of clause)

52.232-11 Extras. Apr 1984

As prescribed in 32.111(c)(2), insert the following clause, appropriately modified with respect to payment due dates in accordance with agency regulations, in solicitations and contracts when a fixed-price supply contract, fixed-price service contract, or transportation contract is contemplated:

EXTRAS (APR 1984)

Except as otherwise provided in this contract, no payment for extras shall be made unless such extras and the price therefor have been authorized in writing by the Contracting Officer.

(End of clause)

FA864923P1188

52.252-2 Clauses Incorporated by Reference. Feb 1998

As prescribed in 52.107(b), insert the following clause:

Clauses Incorporated By Reference (Feb 1998)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this/these address(es): www. acquisition.gov

(End of clause)

52.252-6 Authorized Deviations in Clauses. Nov 2020

As prescribed in 52.107(f), insert the following clause in solicitations and contracts that include any FAR or supplemental clause with an authorized deviation. Whenever any FAR or supplemental clause is used with an authorized deviation, the contracting officer shall identify it by the same number, title, and date assigned to the clause when it is used without deviation, include regulation name for any supplemental clause, except that the contracting officer shall insert "(DEVIATION)" after the date of the clause.

Authorized Deviations in Clauses (Nov 2020)

(a)	The use in this solicitation or contract of any Federal Acquisition Regulation (48 CFR Chapter 1) clause with an authorized deviation is indicated by the addition of "(DEVIATION)" after the date of the clause.

(b)	The use in this solicitation or contract of any DFARS/AFFARS clause with an authorized deviation is indicated by the addition of "(DEVIATION)" after the name of the regulation.

(End of clause)

DFARS Clauses Incorporated by Full Text

252.227-7018 Rights in Other Than Commercial Technical Data and Computer Software-Small Business Innovation Research (SBIR) Program. Mar 2023

As prescribed in 227.7104(a), use the following clause:

RIGHTS IN OTHER THAN COMMERCIAL TECHNICAL DATA AND COMPUTER SOFTWARE-SMALL BUSINESS INNOVATION

RESEARCH (SBIR) PROGRAM(MAR 2023)

(a)	Definitions. As used in this clause-

(1)	"Commercial computer software" means software developed or regularly used for nongovernmental purposes which-

(i)	Has been sold, leased, or licensed to the public;

(ii)	Has been offered for sale, lease, or license to the public;

(iii)	Has not been offered, sold, leased, or licensed to the public but will be available for commercial sale, lease, or license in time to satisfy the delivery requirements of this contract; or

(iv)	Satisfies a criterion expressed in paragraph (a)(1)(i), (ii), or (iii) of this clause and would require only minor modification to meet the requirements of this contract.

(2)	"Computer database" means a collection of recorded data in a form capable of being processed by a computer. The term does not include computer software.

(3)	"Computer program" means a set of instructions, rules, or routines, recorded in a form that is capable of causing a computer to perform a specific operation or series of operations.

(4)	"Computer software" means computer programs, source code, source code listings, object code listings, design details, algorithms, processes, flow charts, formulae, and related material that would enable the software to be reproduced, recreated, or recompiled. Computer software does not include computer databases or computer software documentation.

(5)	"Computer software documentation" means owner's manuals, user's manuals, installation instructions, operating instructions, and other similar items, regardless of storage medium, that explain the capabilities of the computer software or provide instructions for using the software.

FA864923P1188

(6)	"Covered Government support contractor" means a contractor (other than a litigation support contractor covered by 252.204-7014) under a contract, the primary purpose of which is to furnish independent and impartial advice or technical assistance directly to the Government in support of the Government's management and oversight of a program or effort (rather than to directly furnish an end item or service to accomplish a program or effort), provided that the contractor-

(i)	Is not affiliated with the prime contractor or a first-tier subcontractor on the program or effort, or with any direct competitor of such prime contractor or any such first-tier subcontractor in furnishing end items or services of the type developed or produced on the program or effort; and

(ii)	Receives access to the technical data or computer software for performance of a Government contract that contains the clause at 252.227-7025, Limitations on the Use or Disclosure of Government-Furnished Information Marked with Restrictive Legends.

(7)	"Detailed manufacturing or process data" means technical data that describe the steps, sequences, and conditions of manufacturing, processing or assembly used by the manufacturer to produce an item or component or to perform a process.

(8)	"Developed" means-

(i)	(Applicable to technical data other than computer software documentation.) An item, component, or process, exists and is workable. Thus, the item or component must have been constructed or the process practiced. Workability is generally established when the item, component, or process has been analyzed or tested sufficiently to demonstrate to reasonable people skilled in the applicable art that there is a high probability that it will operate as intended. Whether, how much, and what type of analysis or testing is required to establish workability depends on the nature of the item, component, or process, and the state of the art. To be considered "developed," the item, component, or process need not be at the stage where it could be offered for sale or sold on the commercial market, nor must the item, component or process be actually reduced to practice within the meaning of Title 35 of the United States Code;

(ii)	A computer program has been successfully operated in a computer and tested to the extent sufficient to demonstrate to reasonable persons skilled in the art that the program can reasonably be expected to perform its intended purpose;

(iii)	Computer software, other than computer programs, has been tested or analyzed to the extent sufficient to demonstrate to reasonable persons skilled in the art that the software can reasonably be expected to perform its intended purpose; or

(iv)	Computer software documentation required to be delivered under a contract has been written, in any medium, in sufficient detail to comply with requirements under that contract.

(9)	"Developed exclusively at private expense" means development was accomplished entirely with costs charged to indirect cost pools, costs not allocated to a government contract, or any combination thereof.

(i)	Private expense determinations should be made at the lowest practicable level.

(ii)	Under fixed-price contracts, when total costs are greater than the firm-fixed-price or ceiling price of the contract, the additional development costs necessary to complete development shall not be considered when determining whether development was at government, private, or mixed expense.

(10)	"Developed exclusively with government funds" means development was not accomplished exclusively or partially at private expense.

(11)	"Developed with mixed funding" means development was accomplished partially with costs charged to indirect cost pools and/or costs not allocated to a government contract, and partially with costs charged directly to a government contract.

(12)	"Form, fit, and function data" means technical data that describe the required overall physical, functional, and performance characteristics (along with the qualification requirements, if applicable) of an item, component, or process to the extent necessary to permit identification of physically and functionally interchangeable items.

(13)	"Generated" means technical data or computer software first created in the performance of this contract.

(14)	"Government purpose" means any activity in which the United States Government is a party, including cooperative agreements with international or multi-national defense organizations or sales or transfers by the United States Government to foreign governments or international organizations. Government purposes include competitive procurement, but do not include the rights to use, modify, reproduce, release, perform, display, or disclose technical data or computer software for commercial purposes or authorize others to do so.

(15)	"Limited rights" means the rights to use, modify, reproduce, release, perform, display, or disclose technical data, in whole or in part, within the Government. The Government may not, without the written permission of the party asserting limited rights, release or disclose the technical data outside the Government, use the technical data for manufacture, or authorize the technical data to be used by another party, except that the Government may reproduce, release, or disclose such data or authorize the use or reproduction of the data by persons outside the Government if (i) The production, release, disclosure, or use is-

FA864923P1188

(A)	Necessary for emergency repair and overhaul; or

(B)	A release or disclosure to-

(1)	A covered Government support contractor in performance of its covered Government support contracts for use, modification, reproduction, performance, display, or release or disclosure to a person authorized to receive limited rights technical data; or

(2)	A foreign government, of technical data other than detailed manufacturing or process data, when use of such data by the foreign government is in the interest of the Government and is required for evaluational or informational purposes;

(ii)	The recipient of the technical data is subject to a prohibition on the further reproduction, release, disclosure, or use of the technical data; and

(iii)	The Contractor or subcontractor asserting the restriction is notified of such reproduction, release, disclosure, or use.

(16)	"Minor modification" means a modification that does not significantly alter the nongovernmental function or purpose of computer software or is of the type customarily provided in the commercial marketplace.

(17)	"Other than commercial computer software" means software that does not qualify as commercial computer software under the definition of "commercial computer software" of this clause.

(18)	"Restricted rights" apply only to other than commercial computer software and mean the Government's rights to-

(i)	Use a computer program with one computer at one time. The program may not be accessed by more than one terminal or central processing unit or time shared unless otherwise permitted by this contract;

(ii)	Transfer a computer program to another Government agency without the further permission of the Contractor if the transferor destroys all copies of the program and related computer software documentation in its possession and notifies the licensor of the transfer. Transferred programs remain subject to the provisions of this clause;

(iii)	Make a reasonable number of copies of the computer software required for the purposes of safekeeping (archive), backup, modification, or other activities authorized in paragraphs (a)(18)(i), (ii), and (iv) through (vii) of this clause;

(iv)	Modify computer software provided that the Government may-

(A)	Use the modified software only as provided in paragraphs (a)(18)(i) and (iii) of this clause; and

(B)	Not release or disclose the modified software except as provided in paragraphs (a)(18)(ii), (v), (vi), and (vii) of this clause;

(v)	Use and permit contractors or subcontractors performing service contracts (see 37.101 of the Federal Acquisition Regulation) in support of this or a related contract to use, computer software to diagnose and correct deficiencies in a computer program, to modify computer software to enable a computer program to be combined with, adapted to, or merged with other computer programs or when necessary to respond to urgent tactical situations, provided that-

(A)	The Government notifies the party which has granted restricted rights that any such release or disclosure to particular contractors or subcontractors was made;

(B)	Such contractors or subcontractors are subject to the nondisclosure agreement at 227.7103-7 of the Defense Federal Acquisition Regulation Supplement or are Government contractors receiving access to the software for performance of a Government contract that contains the clause at 252.227-7025, Limitations on the Use or Disclosure of Government-Furnished Information Marked with Restrictive Legends;

(C)	The Government shall not permit the recipient to decompile, disassemble, or reverse engineer the software, or use software decompiled, disassembled, or reverse engineered by the Government pursuant to paragraph (a)(18)(iv) of this clause, for any other purpose; and

(D)	Such use is subject to the limitations in paragraphs (a)(18)(i) through (iii) of this clause;

(vi)	Use, and permit contractors or subcontractors performing emergency repairs or overhaul of items or components of items procured under this or a related contract to use, the computer software when necessary to perform the emergency repairs or overhaul, or to modify the computer software to reflect the repairs or overhaul made, provided that-

(A)	The intended recipient is subject to the nondisclosure agreement at 227.7103-7 or is a Government contractor receiving access to the software for performance of a Government contract that contains the clause at 252.227-7025, Limitations on the Use or Disclosure of Government Furnished Information Marked with Restrictive Legends;

FA864923P1188

(B)	The Government shall not permit the recipient to decompile, disassemble, or reverse engineer the software, or use software decompiled, disassembled, or reverse engineered by the Government pursuant to paragraph (a)(18)(iv) of this clause, for any other purpose.

(C)	Such use is subject to the limitations in paragraphs (a)(18)(i) through (iii) of this clause; and

(vii)	Use, modify, reproduce, perform, display, or release or disclose computer software to a person authorized to receive restricted rights computer software for management and oversight of a program or effort, and permit covered Government support contractors in the performance of covered Government support contracts that contain the clause at 252.227-7025, Limitations on the Use or Disclosure of Government-Furnished Information Marked with Restrictive Legends, to use, modify, reproduce, perform, display, or release or disclose the computer software to a person authorized to receive restricted rights computer software, provided that-

(A)	The Government shall not permit the covered Government support contractor to decompile, disassemble, or reverse engineer the software, or use software decompiled, disassembled, or reverse engineered by the Government pursuant to the paragraph (a)(18)(iv) of this clause, for any other purpose; and

(B)	Such use is subject to the limitations in paragraphs (a)(18)(i) through (iv) of this clause.

(19)	"SBIR data rights" means the Government's rights during the SBIR data protection period (specified in paragraph (b)(4) of this clause) to use, modify, reproduce, release, perform, display, or disclose technical data or computer software generated under a SBIR award as follows: (i) Limited rights in such SBIR technical data; and

(ii) Restricted rights in such SBIR computer software.

(20)	"Technical data" means recorded information, regardless of the form or method of the recording, of a scientific or technical nature (including computer software documentation). The term does not include computer software or financial, administrative, cost or pricing, or management information, or information incidental to contract administration.

(21)	"Unlimited rights" means rights to use, modify, reproduce, release, perform, display, or disclose, technical data or computer software in whole or in part, in any manner and for any purpose whatsoever, and to have or authorize others to do so.

(b)	Rights in technical data and computer software. The Contractor grants or shall obtain for the Government the following royalty-free, worldwide, nonexclusive, irrevocable license rights in technical data or other than commercial computer software. All rights not granted to the Government are retained by the Contractor.

(1)	Unlimited rights. The Government shall have unlimited rights in technical data, including computer software documentation, or computer software generated under this contract that are-

(i)	Form, fit, and function data;

(ii)	Necessary for installation, operation, maintenance, or training purposes (other than detailed manufacturing or process data);

(iii)	Corrections or changes to Government-furnished technical data or computer software;

(iv)	Otherwise publicly available or have been released or disclosed by the Contractor or a subcontractor without restrictions on further use, release or disclosure other than a release or disclosure resulting from the sale, transfer, or other assignment of interest in the technical data or computer software to another party or the sale or transfer of some or all of a business entity or its assets to another party;

(v)	Data or software in which the Government has acquired previously unlimited rights under another Government contract or through a specific license; and

(vi)	SBIR data upon expiration of the SBIR data rights period.

(2)	Limited rights. The Government shall have limited rights in technical data, that were not generated under this contract, pertain to items, components or processes developed exclusively at private expense, and are marked, in accordance with the marking instructions in paragraph (f)(1) of this clause, with the legend prescribed in paragraph (f)(2) of this clause.

(3)	Restricted rights in computer software. The Government shall have restricted rights in other than commercial computer software required to be delivered or otherwise furnished to the Government under this contract that were developed exclusively at private expense and were not generated under this contract.

(4)	SBIR data rights. Except for technical data, including computer software documentation, or computer software in which the Government has unlimited rights under paragraph (b)(1) of this clause, the Government shall have SBIR data rights in all technical data or computer software generated under this contract during the period commencing with contract award and ending upon the date five years after completion of the project from which such data were generated.

FA864923P1188

(5)	Specifically negotiated license rights. The standard license rights granted to the Government under paragraphs (b)(1) through (b)(4) of this clause may be modified by mutual agreement to provide such rights as the parties consider appropriate but shall not provide the Government lesser rights in technical data, including computer software documentation, than are enumerated in paragraph (a)(15) of this clause or lesser rights in computer software than are enumerated in paragraph (a)(18) of this clause. Any rights so negotiated shall be identified in a license agreement made part of this contract.

(6)	Prior government rights. Technical data, including computer software documentation, or computer software that will be delivered, furnished, or otherwise provided to the Government under this contract, in which the Government has previously obtained rights shall be delivered, furnished, or provided with the pre-existing rights, unless-

(i)	The parties have agreed otherwise; or

(ii)	Any restrictions on the Government's rights to use, modify, release, perform, display, or disclose the technical data or computer software have expired or no longer apply.

(7)	Release from liability. The Contractor agrees to release the Government from liability for any release or disclosure of technical data, computer software, or computer software documentation made in accordance with paragraph (a)(14), (a)(17), or (b)(4) of this clause, or in accordance with the terms of a license negotiated under paragraph (b)(5) of this clause, or by others to whom the recipient has released or disclosed the data, software, or documentation and to seek relief solely from the party who has improperly used, modified, reproduced, released, performed, displayed, or disclosed Contractor data or software marked with restrictive legends.

(8)	Covered Government support contractors.. The Contractor acknowledges that-

(i)	Limited rights technical data and restricted rights computer software are authorized to be released or disclosed to covered Government support contractors;

(ii)	The Contractor will be notified of such release or disclosure;

(iii)	The Contractor may require each such covered Government support contractor to enter into a non-disclosure agreement directly with the Contractor (or the party asserting restrictions as identified in a restrictive legend) regarding the covered Government support contractor's use of such data or software, or alternatively that the Contractor (or party asserting restrictions) may waive in writing the requirement for an non-disclosure agreement; and

(iv)	Any such non-disclosure agreement shall address the restrictions on the covered Government support contractor's use of the data or software as set forth in the clause at 252.227-7025, Limitations on the Use or Disclosure of Government-Furnished Information Marked with Restrictive Legends. The non-disclosure agreement shall not include any additional terms and conditions unless mutually agreed to by the parties to the non-disclosure agreement.

(c)	Rights in derivative computer software or computer software documentation. The Government shall retain its rights in the unchanged portions of any computer software or computer software documentation delivered under this contract that the Contractor uses to prepare, or includes in, derivative software or documentation.

(d)	Third party copyrighted technical data and computer software. The Contractor shall not, without the written approval of the Contracting Officer, incorporate any copyrighted technical data, including computer software documentation, or computer software in the data or software to be delivered under this contract unless the Contractor is the copyright owner or has obtained for the Government the license rights necessary to perfect a license or licenses in the deliverable data or software of the appropriate scope set forth in paragraph (b) of this clause and, prior to delivery of such-

(1)	Technical data, has affixed to the transmittal document a statement of the license rights obtained; or

(2)	Computer software, has provided a statement of the license rights obtained in a form acceptable to the Contracting Officer.

(e)	Identification and delivery of technical data or computer software to be furnished with restrictions on use, release, or disclosure.

(1)	This paragraph does not apply to technical data or computer software that were or will be generated under this contract or to restrictions based solely on copyright.

(2)	Except as provided in paragraph (e)(3) of this clause, technical data or computer software that the Contractor asserts should be furnished to the Government with restrictions on use, release, or disclosure is identified in an attachment to this contract (the Attachment). The Contractor shall not deliver any technical data or computer software with restrictive markings unless the technical data or computer software are listed on the Attachment.

(3)	In addition to the assertions made in the Attachment, other assertions may be identified after award when based on new information or inadvertent omissions unless the inadvertent omissions would have materially affected the source selection decision. Such identification and assertion shall be submitted to the Contracting Officer as soon as practicable prior to the scheduled date for delivery of the technical data or computer software, in the following format, and signed by an official authorized to contractually obligate the Contractor:

FA864923P1188

Identification and Assertion of Restrictions on the Government's Use, Release, or Disclosure of Technical Data or Computer Software.

The Contractor asserts for itself, or the persons identified below, that the Government's rights to use, release, or disclose the following technical data or computer software should be restricted:

Technical Data or
Computer Software			Name of Person
to be Furnished	Basis for	Asserted Rights	Asserting
With Restrictions*	Assertion**	Category***	Restrictions****
-(LIST)	-(LIST)	-(LIST)	-(LIST)

*If the assertion is applicable to items, components, or processes developed at private expense, identify both the technical data and each such item, component, or process.

**Generally, development at private expense, either exclusively or partially, is the only basis for asserting restrictions on the Government's rights to use, release, or disclose technical data or computer software. Indicate whether development was exclusively or partially at private expense. If development was not at private expense, enter the specific reason for asserting that the Government's rights should be restricted. ***Enter asserted rights category (e.g., limited rights, restricted rights, government purpose rights, or government purpose license rights from a prior contract, SBIR data rights under another contract, or specifically negotiated licenses).

****Corporation, individual, or other person, as appropriate.

Date	-
Printed Name and Title	-
-
Signature	-

(End of identification and assertion)

(4) When requested by the Contracting Officer, the Contractor shall provide sufficient information to enable the Contracting Officer to evaluate the Contractor's assertions. The Contracting Officer reserves the right to add the Contractor's assertions to the Attachment and validate any listed assertions, at a later date, in accordance with the procedures of the Validation of Asserted Restrictions--Computer Software and/or Validation of Restrictive Markings on Technical Data clauses of this contract.

FA864923P1188

(f)	Marking requirements. The Contractor, and its subcontractors or suppliers, may only assert restrictions on the Government's rights to use, modify, reproduce, release, perform, display, or disclose technical data or computer software to be delivered under this contract by marking the deliverable data or software subject to restriction. Except as provided in paragraph (f)(6) of this clause, only the following markings are authorized under this contract: the limited rights legend at paragraph (f)(2) of this clause; the restricted rights legend at paragraph (f)(3) of this clause, the SBIR data rights legend at paragraph (f)(4) of this clause, or the special license rights legend at paragraph (f)(5) of this clause; and/or a notice of copyright as prescribed under 17 U.S.C. 401 or 402.

(1)	General marking instructions. The Contractor, or its subcontractors or suppliers, shall conspicuously and legibly mark the appropriate legend to all technical data and computer software that qualify for such markings. The authorized legends shall be placed on the transmittal document or storage container and, for printed material, each page of the printed material containing technical data or computer software for which restrictions are asserted. When only portions of a page of printed material are subject to the asserted restrictions, such portions shall be identified by circling, underscoring, with a note, or other appropriate identifier. Technical data or computer software transmitted directly from one computer or computer terminal to another shall contain a notice of asserted restrictions. However, instructions that interfere with or delay the operation of computer software in order to display a restrictive rights legend or other license statement at any time prior to or during use of the computer software, or otherwise cause such interference or delay, shall not be inserted in software that will or might be used in combat or situations that simulate combat conditions, unless the Contracting Officer's written permission to deliver such software has been obtained prior to delivery. Reproductions of technical data, computer software, or any portions thereof subject to asserted restrictions shall also reproduce the asserted restrictions.

(2)	Limited rights markings. Technical data not generated under this contract that pertain to items, components, or processes developed exclusively at private expense and delivered or otherwise furnished with limited rights shall be marked with the following legend:

LIMITED RIGHTS

Contract No.	-
Contractor Name	-
Contractor Address	-
-

The Government's rights to use, modify, reproduce, release, perform, display, or disclose these technical data are restricted by paragraph (b)(2) of the Rights in Other Than Commercial Technical Data and Computer Software-Small Business Innovation Research (SBIR) Program clause contained in the above identified contract. Any reproduction of technical data or portions thereof marked with this legend must also reproduce the markings. Any person, other than the Government, who has been provided access to such data must promptly notify the above named Contractor.

(End of legend)

FA864923P1188

(3)	Restricted rights markings. Computer software delivered or otherwise furnished to the Government with restricted rights shall be marked with the following legend:

RESTRICTED RIGHTS

Contract No.	-
Contractor Name	-
Contractor Address	-
-

The Government's rights to use, modify, reproduce, release, perform, display, or disclose this software are restricted by paragraph (b)(3) of the Rights in Other Than Commercial Technical Data and Computer Software-Small Business Innovation Research (SBIR) Program clause contained in the above identified contract. Any reproduction of computer software or portions thereof marked with this legend must also reproduce the markings. Any person, other than the Government, who has been provided access to such software must promptly notify the above named Contractor.

(End of legend)

(4)	SBIR data rights markings. Except for technical data or computer software in which the Government has acquired unlimited rights under paragraph (b)(1) of this clause, or negotiated special license rights as provided in paragraph (b)(5) of this clause, technical data or computer software generated under this contract shall be marked with the following legend. The Contractor shall enter the expiration date for the SBIR data rights period on the legend:

SBIR DATA RIGHTS

Contract No.	-
Contractor Name	-
Contractor Address	-
-
Expiration of SBIR Data Rights Period	-

The Government's rights to use, modify, reproduce, release, perform, display, or disclose technical data or computer software marked with this legend are restricted during the period shown as provided in paragraph (b)(4) of the Rights in Other Than Commercial Technical Data and Computer Software-Small Business Innovation Research (SBIR) Program clause contained in the above identified contract. No restrictions apply after the expiration date shown above. Any reproduction of technical data, computer software, or portions thereof marked with this legend must also reproduce the markings.

(End of legend)

FA864923P1188

(5)	Special license rights markings.

(i)	Technical data or computer software in which the Government's rights stem from a specifically negotiated license shall be marked with the following legend:

SPECIAL LICENSE RIGHTS

The Government's rights to use, modify, reproduce, release, perform, display, or disclose this technical data or computer software are restricted by Contract No. -(Insert contract number)-, License No. -(Insert license identifier)-. Any reproduction of technical data, computer software, or portions thereof marked with this legend must also reproduce the markings.

(End of legend)

(ii)	For purposes of this clause, special licenses do not include government purpose license rights acquired under a prior contract (see paragraph (b)(6) of this clause).

(6)	Pre-existing data markings. If the terms of a prior contract or license permitted the Contractor to restrict the Government's rights to use, modify, reproduce, release, perform, display, or disclose technical data or computer software, and those restrictions are still applicable, the Contractor may mark such data or software with the appropriate restrictive legend for which the data or software qualified under the prior contract or license. The marking procedures in paragraph (f)(1) of this clause shall be followed.

(g)	Contractor procedures and records. Throughout performance of this contract, the Contractor, and its subcontractors or suppliers that will deliver technical data or computer software with other than unlimited rights, shall-

(1)	Have, maintain, and follow written procedures sufficient to assure that restrictive markings are used only when authorized by the terms of this clause; and

(2)	Maintain records sufficient to justify the validity of any restrictive markings on technical data or computer software delivered under this contract.

(h)	Removal of unjustified and nonconforming markings.

(1)	Unjustified markings. The rights and obligations of the parties regarding the validation of restrictive markings on technical data or computer software furnished or to be furnished under this contract are contained in the Validation of Restrictive Markings on Technical Data and the Validation of Asserted Restrictions--Computer Software clauses of this contract, respectively. Notwithstanding any provision of this contract concerning inspection and acceptance, the Government may ignore or, at the Contractor's expense, correct or strike a marking if, in accordance with the applicable procedures of those clauses, a restrictive marking is determined to be unjustified.

(2)	Nonconforming markings. A nonconforming marking is a marking placed on technical data or computer software delivered or otherwise furnished to the Government under this contract that is not in the format authorized by this contract. Correction of nonconforming markings is not subject to the Validation of Restrictive Markings on Technical Data or the Validation of Asserted Restrictions-Computer Software clause of this contract. If the Contracting Officer notifies the Contractor of a nonconforming marking or markings and the Contractor fails to remove or correct such markings within sixty (60) days, the Government may ignore or, at the Contractor's expense, remove or correct any nonconforming markings.

(i)	Relation to patents. Nothing contained in this clause shall imply a license to the Government under any patent or be construed as affecting the scope of any license or other right otherwise granted to the Government under any patent.

(j)	Limitation on charges for rights in technical data or computer software.

(1)	The Contractor shall not charge to this contract any cost, including but not limited to, license fees, royalties, or similar charges, for rights in technical data or computer software to be delivered under this contract when-

(i)	The Government has acquired, by any means, the same or greater rights in the data or software; or

(ii)	The data are available to the public without restrictions.

FA864923P1188

(2)	The limitation in paragraph (j)(1) of this clause-

(i)	Includes costs charged by a subcontractor or supplier, at any tier, or costs incurred by the Contractor to acquire rights in subcontractor or supplier technical data or computer software, if the subcontractor or supplier has been paid for such rights under any other Government contract or under a license conveying the rights to the Government; and

(ii)	Does not include the reasonable costs of reproducing, handling, or mailing the documents or other media in which the technical data or computer software will be delivered.

(k)	Applicability to subcontractors or suppliers.

(1)	The Contractor shall assure that the rights afforded its subcontractors and suppliers under 10 U.S.C. 3771-3775, 10 U.S.C. 3781-3786, and the identification, assertion, and delivery processes required by paragraph (e) of this clause are recognized and protected.

(2)	Whenever any other than commercial technical data or computer software is to be obtained from a subcontractor or supplier for delivery to the Government under this contract, the Contractor shall use this same clause in the subcontract or other contractual instrument, and require its subcontractors or suppliers to do so, without alteration, except to identify the parties. The Contractor shall use the Technical Data- Commercial Products and Commercial Services clause of this contract to obtain technical data pertaining to commercial products, commercial components, commercial services, or commercial processes. No other clause shall be used to enlarge or diminish the Government's, the Contractor's, or a higher tier subcontractor's or supplier's rights in a subcontractor's or supplier's technical data or computer software.

(3)	Technical data required to be delivered by a subcontractor or supplier shall normally be delivered to the next higher tier contractor, subcontractor, or supplier. However, when there is a requirement in the prime contract for technical data which may be submitted with other than unlimited rights by a subcontractor or supplier, then said subcontractor or supplier may fulfill its requirement by submitting such technical data directly to the Government, rather than through a higher tier contractor, subcontractor, or supplier.

(4)	The Contractor and higher tier subcontractors or suppliers shall not use their power to award contracts as economic leverage to obtain rights in technical data or computer software from their subcontractors or suppliers.

(5)	In no event shall the Contractor use its obligation to recognize and protect subcontractor or supplier rights in technical data or computer software as an excuse for failing to satisfy its contractual obligation to the Government.

(End of clause)

252.235-7010 Acknowledgment of Support and Disclaimer. May 1995

As prescribed in 235.072(c), use the following clause:

ACKNOWLEDGMENT OF SUPPORT AND DISCLAIMER (MAY 1995)

(a)	The Contractor shall include an acknowledgment of the Government's support in the publication of any material based on or developed under this contract, stated in the following terms: This material is based upon work supported by the Department of the Air Force through Air Force Research Laboratory, AFWERX, AFRL/RGKB under Contract No. FA864923P1188.

(b)	All material, except scientific articles or papers published in scientific journals, must, in addition to any notices or disclaimers by the Contractor, also contain the following disclaimer: Any opinions, findings and conclusions or recommendations expressed in this material are those of the author(s) and do not necessarily reflect the views of the Department of the Air Force through Air Force Research Laboratory, AFWERX, AFRL /RGKB.

(End of clause)

Supplemental Clauses Incorporated by Full Text

5352.201-9101 Ombudsman. Oct 2019

As prescribed in 5301.9103, insert the following clause:

OMBUDSMAN (OCT 2019)

(a)	An ombudsman has been appointed to hear and facilitate the resolution of concerns from offerors, potential offerors, and others for this acquisition. When requested, the ombudsman will maintain strict confidentiality as to the source of the concern. The existence of the ombudsman does not affect the authority of the program manager, contracting officer, or source selection official. Further, the ombudsman does not participate in the evaluation of proposals, the source selection process, or the adjudication of protests or formal contract disputes. The ombudsman may refer the interested party to another official who can resolve the concern.

FA864923P1188

(b)	Before consulting with an ombudsman, interested parties must first address their concerns, issues, disagreements, and/or recommendations to the contracting officer for resolution. Consulting an ombudsman does not alter or postpone the timelines for any other processes (e.g., agency level bid protests, GAO bid protests, requests for debriefings, employee-employer actions, contests of OMB Circular A-76 competition performance decisions).

(c)	If resolution cannot be made by the contracting officer, the interested party may contact the AFRL Ombudsman, Director of Contracting, HQ AFRL/PK. The AFRL Alternate Ombudsman is the Deputy Director of Contracting, HQ AFRL/PK. Please send an email to afrl.pk.workflow@us.af. mil <mailto:afrl.pk.workflow@us.af.mil> with the subject of "Ombudsman." Concerns, issues, disagreements, and recommendations that cannot be resolved at the Center/MAJCOM/DRU/SMC ombudsman level, may be brought by the interested party for further consideration to the Air Force ombudsman, Associate Deputy Assistant Secretary (ADAS) (Contracting), SAF/AQC, 1060 Air Force Pentagon, Washington DC 20330-1060, phone number (571) 256-2395, facsimile number (571) 256-2431.

(d)	The ombudsman has no authority to render a decision that binds the agency.

(e)	Do not contact the ombudsman to request copies of the solicitation, verify offer due date, or clarify technical requirements. Such inquiries shall be directed to the contracting officer.

(End of clause)

FA864923P1188

List of Attachments

Number	Attachment Name	Attachment Description	Reference Identifier	Date	Line Item
01	Attachment 1 - Proposal-F2- 16309_Non- Proprietary_Work_Plan	Statement of Work		18 Jul 2023
02	Attachment 2 Proposal F2- 16309_Data_Rights_Assertions	Data Rights Assertion		09 Jul 2023

FA864923P1188